CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 17, 2012, relating to the financial statement of Putnam Mortgage Recovery Fund, which appears in such Registration Statement. We also consent to reference to us under the heading "Independent Registered Public Accounting Firm" and "Independent Registered Public Accounting Firm and Statement of Net Assets" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 17, 2012